Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen New York Dividend Advantage Municipal Fund
333-163055
811-09135



An additional preferred class of the registrants securities have been registered and have become effective on December 16, 2009, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds 497 filing, accession number 0001193125-09-254181, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.